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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

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                                                                 Jurisdiction of                Assumed
         Name of Subsidiary                                      Incorporation                   Names
         ------------------                                      -------------                -------------
Lobdell Emery Corporation                                        Michigan                The Lobdell-Emery Manufacturing Company
     Lewis Emery Capital Corporation                             Michigan
     Parallel Group International, Inc.                          Indiana
     Laserweld International, L.L.C.                             Indiana
     Concept Management Corporation                              Michigan
         Creative Fabrication Corporation                        Tennessee               Oxford Automotive
         Winchester Fabrication Corporation                      Michigan
Oxford Automotive Canada Ltd.                                    Ontario, Canada
Howell Industries, Inc.                                          Michigan
Oxford Suspension, Inc.                                          Michigan
     Metalurgica Carabobo S.A.*                                  Venezuela
RPI Holdings, Inc.                                               Michigan
     RPI, Inc.                                                   Michigan
     Prudenville Manufacturing, Inc.                             Michigan
Oxford Automotriz de Mexico S.A. de C.V.                         Mexico, D.F.
     Oxford Automotriz Silao S.A. de C.V.                        Mexico, D.F.
     Oxford Automotriz Saltillo S.A. de C.V.                     Mexico, D.F.
     Oxford Automotriz Administrativos S.A. de C.V.              Mexico, D.F.
OASP, Inc.                                                       Michigan
     Oxford Automotive Europe, APS                               Denmark
         Wackenhut GmbH                                          Germany
         Oxford Automotive France SAS                            France
              Oxford Automotive France-Paris                     France
                  Oxford Automotive France-Douai                 France
                  Oxford Automotive France-Industries            France
                  Oxford Automotive France-Technologies          France
                  Cofimeta Defeasance S.A.                       France
         Oxford Automotive Italia                                France
              Oxford Automotive Italia-Divisione
                Gessaroli S.r.l.                                 Italy
              Oxford Automotive Italia-Divisione
                Plastica S.r.l.                                  Italy
              Nuova Lanzaplast S.r.l.                            Italy
OASP II, Inc.                                                    Michigan
     OAMDF                                                       France
     OAMDF II                                                    France
     AIMDF                                                       France
                Murat S.A.                                       France
                SMBI Industries S.A                              France
              Aries Meccanismi S.p.A.                            Italy
              Coskunmoz Aries Metal Ilerive Montaj
                  Endustri ve Ticaret Anomin Sirteki             Turkey
              Aries Meconismo do Brasil Ltda                     Brazil
              Aries Mecanismos de Argentina S.A                  Argentina
CE Technologies, Inc.                                            Michigan                Oxford Technologies
Tool and Engineering Company                                     Michigan                Oxford Technologies
Oxford Automotive Holdings Espana, S.L.                          Spain
     Eines de Metall, S.L.                                       Spain
OA Foreign Sales Corporation Ltd.                                Barbados

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     * Joint venture 49% owned by Oxford Suspension, Inc.